UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2006

Transocean Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Greenway Plaza, Houston, Texas		77046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 232-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Annual Base Salaries and Target Bonus Opportunities

On July 13, 2006, the Executive Compensation Committee ("Committee") of Transocean Inc. (together with its subsidiaries, unless the context requires otherwise, "Transocean,""we,""us" or "our") approved the following annual base salaries for our named executive officers to be effective as of July 16, 2006:

Robert L. Long, President and Chief Executive Officer - $850,000;
Jean P. Cahuzac, Executive Vice President and Chief Operating Officer - $515,000;
Gregory L. Cauthen, Senior Vice President and Chief Financial Officer - $385,000;
Eric B. Brown - Senior Vice President, General Counsel and Corporate Secretary $365,000; and
Steven L. Newman - Senior Vice President, Human Resources and Information Process Solutions - $315,000.

The Committee also approved the following target bonus opportunities for 2006 for each of the named executives, as a percentage of base salary:

Mr. Long - 90%
Mr. Cahuzac - 75%
Mr. Cauthen - 60%
Mr. Brown - 55%
Mr. Newman - 50%

The payout for an executive's 2006 bonus is based on the level of achievement of a company-wide financial goal and specific corporate goals. The financial goal was weighted at 50% and the corporate goals at 50%. The actual percentage payment can range from 0% to 200% of the target bonus opportunity, depending on the Committee’s evaluation of performance against these goals. For 2006, the CFROMC factor can reduce the overall bonus payout by up to 50%. Additionally, in the event that CFROMC exceeds a threshold target, overall bonus payouts can be increased by up to 50%. The Committee may also use its discretion to adjust payments downward from these amounts or to make additional cash bonus awards beyond the bonus calculation or opportunity to recognize exceptional individual performance or to take account of other factors.

The financial goals included in the 2006 bonus program for senior management are our 2006 EPS as compared to return on equity targets and CFROC as assessed and ranked to a group of companies within our peer group. Payout of the EPS goal is to be based on minimum, target and maximum levels of achievement. The corporate goals for all senior executives included in the 2006 bonus program include goals related to safety, project execution and human resource development.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transocean Inc.

July 18, 2006	By:	/s/ William E. Turcotte

Name: William E. Turcotte
Title: Vice President, Associate General Counsel